UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 14, 2015, EXOR S.p.A. (“EXOR”) sent the following letter to the preferred shareholders of PartnerRe Ltd.:

PARTNERRE PREFERRED SHAREHOLDERS — DO YOU WANT:

- ☑ **A 1.00% higher dividend rate on your shares?**
- ☑ **A guarantee that your shares will not be called until at least 2021?**
- ☑ **Peace of mind that you are invested in a financially stronger company?**

IF YOUR ANSWER IS "YES" YOU NEED TO VOTE THE ENCLOSED GOLD CARD TODAY AGAINST ALL THREE PROPOSALS REGARDING THE PARTNERRE/AXIS TRANSACTION.

Shortly after closing of the EXOR offer, you will be allowed to exchange your current preferred shares with a new series of PartnerRe preferred shares having identical terms other than the improvements specified below:

- The new PartnerRe Series D preferred shareholders will see their higher dividend rate increase from 6.5% to 7.5%; Series E from 7.25% to 8.25% and Series F from 5.875% to 6.875%. This is a powerful signal of EXOR's commitment to PartnerRe preferred shareholders.
- Each new series of PartnerRe preferred shares will not be callable for at least the next five years. This is a significant improvement over the current schedule where, depending on the series you own, your preferred shares can be called now or within the next two years. So with EXOR, you get these higher dividends for longer.
- PartnerRe will, under EXOR's ownership, implement a very conservative capital distribution policy through 2020, ensuring that PartnerRe will be a financially stronger company than the combined PartnerRe/AXIS, and offering real peace of mind for the future.

THE CRITICAL FIRST STEP TO EXOR'S BINDING OFFER BEING SUCCESSFUL AND FOR YOU TO RECEIVE THESE SIGNIFICANT BENEFITS AS QUICKLY AS POSSIBLE IS FOR PARTNERRE SHAREHOLDERS TO VOTE DOWN THE AXIS TRANSACTION. VOTE THE **GOLD** CARD TODAY **AGAINST** ALL THREE PROPOSALS RELATED TO THE AXIS AMALGAMATION AGREEMENT.

EXOR

PLEASE NOTE THAT AN ABSTAIN VOTE OR NOT VOTING YOUR SHARES WILL NOT BE SUPPORTIVE OF EXOR'S PROPOSAL AND PUTS SECURING THESE BENEFITS AT RISK.

Time is short. Protect and enhance your investment. Please vote the **GOLD** card today **AGAINST** all three proposals regarding the PartnerRe/AXIS transaction.

You can vote via the internet at www.proxyvote.com or via telephone at 1 (800) 454-8683.

Even if you have already voted the white proxy card you can change your vote. **If you have any questions** about the EXOR offer or voting your shares or changing your vote please contact EXOR's proxy solicitor, Okapi Partners LLC, at info@okapipartners.com or toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720).

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "commit", "estimate", "anticipate", "believe", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "outlook", "prospects", "plan", "intend", or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speak only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. EXOR has filed a proxy statement (the "Proxy Statement") with the United States Securities and Exchange Commission (the "SEC") in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the "Special Meeting Proposals").

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

This letter does not address the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the merger. Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non-United States tax consequences to them of participating in the merger, some of which are uncertain and may depend on such holders' individual circumstances.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR's directors and executive officers is available in EXOR's public announcements and filings with the SEC, Consob and the Borsa Italiana, which can also be found at www.exor.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.

EXOR